Exhibit 10.124

FOURTH MODIFICATION OF LEASE

This Fourth Modification of Lease made as of this __ day of January. 2006 by and between JEFFREY MANAGEMENT CORP. AS MANAGER FOR FRENCH PARTNERS LLC AND NEW YORK FRENCH BUILDING CO-INVESTORS, LLC, TENANTS-IN-COMMON, having an address at 7 Penn Plaza, New York, New York, 10001 (hereinafter referred to as the "Landlord") and JEAN PHILIPPE FRAGRANCES, LLC, having an address at 551 Fifth Avenue, New York, New York, 10176, (hereinafter referred to as the “Tenant”).

WITNESSETH

WHEREAS, Landlord's predecessor in interest and Tenant's predecessor in interest have entered into a certain lease dated January 13, 1992,as amended by Modification of Lease dated June 17, 1994. Second Modification of Lease dated April 30, 1997 and Third Modification of Lease dated June 17, 2002 (hereinafter collectively referred to as the "Lease”) for a portion of the fifteenth (15th) floor (hereinafter referred to as the "Current Demised Premises") in the building known as 551 Fifth Avenue, collectively known as Suite 1522, New York, New York 10176 (hereinafter referred to as the "Building").

WHEREAS, Tenant wishes to lease additional space on the fifteenth (15th) floor, known as Suite 1502, as more fully indicated on the attached Exhibit "A", from the Landlord (hereinafter referred to as the "Additional Space") and Landlord is willing to lease said Additional Space to Tenant.

NOW THEREFORE. in consideration of these promises, mutual covenants and agreements contained herein and other good and valuable: consideration, receipt of which is hereby acknowledged the parties hereby agree as follows:

I. Commencing March 1, 2006

A. The Additional Space and the Current Demised Premises shall be together known as the Demised Premises (hereinafter referred to as the "Demised Premises").

B. The billing for the Additional Space shall be separate and apart from the billing for the Current Demised Premises and accordingly the annual rent rate for the Additional Space only shall be as more fully indicated on the attached Exhibit "B".

II. Article 35A of the Lease shall be amended in connection with the Additional Space only so that Tenant shall pay .30 percent of any increase in any of the items included in the "Real Estate Taxes" and on the sixth (6th) line carrying over to the seventh (7th) line the Base Tax Year in connection with the Additional Space only shall be "July 1, 2006 through June 30, 2007.

III. With regard to the Additional Space only, landlord shall provide electric energy to the Tenant on a "rent inclusion" basis in accordance with Article 378 of the lease. The Annual Rent set forth in Exhibit "B”, includes the annual amount of $3,900..00 for electric energy on a rent inclusion basis for the Additional Space only. All of the terms of Article 37 of the Lease, including but not limited to the purchase of electric energy and the increase in the cost of the purchase of Building electricity above $3,900.00, shall be applicable for the Additional Space.

IV. Tenant agrees to accept the Additional Space in its "as is" condition except landlord agrees to demolish the Additional Space.

V. Article 36 of the lease shall be amended in connection with the Additional Space only so that in subparagraph (b) the term "Base Operating Period", as it applies to the Additional Space only shall mean the calendar year commencing January 1, 2006. Subparagraph (e) shall be amended so that the term “Tenant's Proportionate Share" In connection with the Additional Space only shall mean 30%.

VI. Tenant represents that it has dealt with no broker other than Jeffrey Management Corp. Tenant agrees to indemnify and hold Landlord harmless (including attorneys' fees) from and against any and all claims for brokerage commissions made by any other party claiming to act for or on behalf of Tenant concerning this transaction.

VII. The Limited Guaranty, attached hereto and marked Exhibit"C" is incorporated into and made a part of the Lease.

VIII. This Fourth Modification of Lease shall be binding upon and Inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and permitted assigns.

IX. Except as herein expressly modified, all terms, convenants and conditions of the Lease are hereby ratified and certified in all respects thereto.

IN WITNESS WHEREOF the parties hereto have executed this instrument as of the day first above written.

JEFFREY MANAGEMENT CORP. AS
MANAGER FOR FRENCH PARTNERS LLC
AND NEW YORK FRENCH BUILDING CO-
INVESTORS, LLC, TENANTS-IN-COMMON

By: [/s/_________]

JEAN PHILIPPE FRAGRANCES LLC
INTER PARFUMS, INC., SOLE MEMBER

By: /s/ RUSSELL GREENBERG
RUSSELL GREENBERG
EXECUTIVE VICE PRESIDENT

EXHIBIT “A”

[Floor Plan Omitted]

EXHIBIT “B”

Jean Philippe Fragrances, L.L.C.

Term:	Monthly:	Annual Rent:

3/1/2006 - 2/28/2013	$4,241.67	$50,900.00

EXHIBIT “C”

LIMITED GUARANTY

The undersigned Inter Parfums, Inc., a Delaware corporation, (“Guarantor”) as additional consideration for JEFFREY MANAGEMENT CORP. AS MANAGER FOR FRENCH PARTNERS LLC AND NEW YORK FRENCH BUILDING CO-INVESTORS, L.L.C., TENANTS-IN-COMMON, Landlord, entering into a Fourth Modification of Lease that modifies the Lease dated January 13, 1992, Modification of Lease dated June 17, 1994, Second Modification of Lease dated April 30, 1997, and Third Modification of Lease dated June 17, 2002 (collectively the original lease and all four (4) modification agreements are hereinafter referred to as the “Lease”) with JEAN PHILIPPE FRAGRANCES, LLC, as Tenant, with respect to premises located in 551 FIFTH AVENUE, NEW YORK, NEW YORK, 10176, more fully described in the Fourth Modification of Lease of eve date herewith, hereby personally guarantees to Landlord the payment of all Annual Rent and additional rent and other charges due to Landlord under the Lease or otherwise, which accrues up to and until the date on which the Demised Premises are vacated and the keys and possession of the Demised Premises are turned over to Landlord and are available for re-renting provided, however, that Tenant has given Landlord thirty (30) days prior written notice of the date on which the Demised Premises will be so vacated and that all items of repair and maintenance of the Demised Premises under the Lease to be performed by the Tenant have been performed. Guarantor hereby agrees that any repair and maintenance necessary to be performed to the Demised Premises due to the willful misconduct or gross negligence of Tenant, shall be performed by the Guarantor, prior to the vacating of the Demised Premises.

I addition, should the term of the Lease end by virtue of the Tenant’s default, the Tenant’s property, fixtures and installations and any and all property fixtures and installations which the Tenant has permitted to be brought upon the premises or installed in the premises, which may be required to be removed at the expiration or termination of Tenant’s occupancy in accordance with the terms of the Lease, shall be removed by the Tenant at or prior to such termination and, if not so removed, the undersigned Guarantor agrees to reimburse Landlord for any and all expenses in connection therewith, and to hold the Landlord harmless from any claims or liability in connection with such removal. This Guaranty shall not include a guarantee of the obligation of the Tenant to replace any item beyond repair other than plate glass, but shall include such guarantee or replacement in the event that such replacement is necessitated by the acts or omissions of the Tenant, its agents, employees, or invitees, or by failure of the Tenant to make timely repairs.

The Guarantor executes this Guaranty knowing that the Landlord will rely upon the same in entering into said Agreement of Lease.

Guarantor further understands and agrees that:

1. Landlord may (but is not obligated to) first look to the Guarantor for any Annual Rent, additional rent, or other guaranteed obligations of Tenant, before applying any security monies held under this Lease. In such event, Guarantors would be obligated to pay to Landlord any Annual rent and/or additional rent, and perform any of the above obligations prior to Landlord’s applying any security held.

2. The Guarantor may, at Landlord’s option, be joined in any action or proceeding commenced by Landlord against Tenant in connection with and based upon any covenants and obligations in said Lease, which have been guaranteed by guarantor, and that the undersigned hereby waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant.

3. This Guaranty shall remain and continue in full force and effect notwithstanding the alteration of the said Lease by the parties thereto whether prior to or subsequent to the execution hereof and as to any renewal, extension, modification or amendment of said Lease and as to any assignment of Tenant’s interest in said lease, and the Guarantors do hereby waive notice of any of the foregoing and agree that the liability of the Guarantors hereunder shall not be discharged, in whole or in part thereby, and shall be based upon the obligations set forth in said Lease as the same may be altered, renewed, extended, modified, amended, or assigned.

4. Guarantor’s obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral given later an additional security (including other guarantees) and released Tenant from the performance of its obligations under such Lease.

5. This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of said Lease in an such proceedings or otherwise.

6. If this Guaranty is signed by more than one party, their obligations shall be joint and several and of the release of one of such guarantors shall not release any other of such guarantors.

7. This Guaranty shall be applicable to and binding upon the heirs, representatives, successors and assigns of Landlord, Tenant and Guarantors.

8. This Guaranty shall be interpreted in accordance with the laws of the state of New York. Guarantors agree to submit to the jurisdiction of the State of New York.

Signed by Guarantor this ______ day of February, 2006

INTER PARFUMS, INC. a Delaware Corporation

By: /s/ Russell Greenberg
Russell Greenberg, Executive VP
Tax Pay ID No.: 13-3275609
551 Fifth Avenue
New York, NY 10176

/s/_____________________
Witness